  EXHIBIT 99.3

WeTrade Group Announces the Launch of Global Payment System WTPay and Development Plan of Health Business

BEIJING, Oct. 18, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries, today announced that it held a press conference (the "Conference") for the launch of its global payment system, WTPay on October 18th, 2022 in Singapore. The Company also introduced the development plan of its health business in the Conference.

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During the Conference, the Company's further development plan of YCloud, WTPay and Y-Health are separately presented by Mr. Pijun Liu, Chief Executive Officer of the Company, Mr. Hanfeng Li, Vice President of the Company and President of WTPay business sector, Mr. Yang Zhou, representative of the Company's partner Vmade Tech PTE. LTD, and Ms. Yang Zhang, representative of the Company's healthcare business segment.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. WTPay is the Company's self-developed global payment system which supports multiple methods of online payment, including Wechat Pay, Alipay, Visa, Master Card, local E-wallets and eight mainstream digital wallets in over 100 countries. Y-Health is the Company's global public health business sector and mainly committed to developing business for biotechnology and healthcare companies worldwide.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The three main business segments of the Company are YCloud, WTPay and Y-Health.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business. Customers can use WTpay for global acquiring business, global store opening, global payment collection, international banking, global remittance and currency exchange.

Under its global public health business sector Y-Health, the Company engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

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For more information, please contact:

WeTrade Group Inc.

Investor Relations Department

ir@WeTradegroup.net

Ascent Investor Relations LLC

Tina Xiao

+1-917-609-0333

tina.xiao@ascent-ir.com

SOURCE WeTrade Group INC

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